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                                                                     EXHIBIT 5.2

[DORSEY & WHITNEY LLP LOGO]
[DORSEY & WHITNEY LLP LETTERHEAD]
                                December 3, 2002

AWNA Trust
c/o Allied Waste North America, Inc.
15880 North Greenway - Hayden Loop
Suite 100
Scottsdale, Arizona  85260

                  Re:      AWNA Trust

Ladies and Gentlemen:

                  We have acted as special counsel to AWNA Trust, a Delaware statutory trust (the "Trust"), in connection with a registration statement on Form S-3, dated December 3, 2002 (the "Registration Statement") by Allied Waste Industries, Inc. (the "Company"), Allied Waste North America, Inc., the Trust and the guarantors listed therein, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Agreement (as defined below), except that reference herein to any document shall mean such document as in effect on the date hereof.

                  We have examined originals or copies of the following documents:

                  (a) the Declaration of Trust, dated as of November 25, 2002, among Allied Waste Industries, Inc., as Sponsor and U.S. Bank Trust National Association, as Delaware Trustee, U.S. Bank National Association, as Property Trustee and Thomas P. Martin as Regular Trustee (collectively, the "Trustees") (the "Trust Agreement");

                  (b) a certified copy of the certificate of trust of the Trust (the "Certificate of Trust") that was filed on November 25, 2002 with the Secretary of State of the State of Delaware (the "Secretary of State") with an effective date of November 25, 2002;
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c/o Allied Waste North America, Inc.
December 3, 2002
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                  (c)      a Certificate of Good Standing for the Trust, dated
                           November 26, 2002, obtained from the Secretary of State; and

                  (d)      the Registration Statement.

                  We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  For purposes hereof, the following actions and conditions are referred to as the "Required Actions":

         (i) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto (other than Delaware Trustee and the Property Trustee) of the above-referenced documents with respect to the Trust;

         (ii) the Company and the Trustees of the Trust have duly authorized, executed and delivered an Amended and Restated Declaration of Trust (a "Governing-Instrument") that incorporates the relevant provisions of the Registration Statement relating to the Trust, contains all provisions necessary to effectuate the issuance of the trust preferred securities as contemplated by the Registration Statement and complies in all respects with the provisions of the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"), and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the formation of the Trust and the issuance by the Trust of trust preferred securities, prior to the first issuance of trust preferred securities of the Trust;

         (iii) the trust preferred securities of the Trust have been offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that are consistent with, and accurately describe, the terms of the applicable Governing Instrument and all other related documents;

         (iv) no event occurs subsequent to the filing of any Certificate of Trust, or occurs prior to the issuance of all trust preferred securities by the Trust, that would cause a dissolution or liquidation of the Trust under the Trust Agreement or the Governing Instrument;
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c/o Allied Waste North America, Inc.
December 3, 2002
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         (v) the activities of the Trust have been and will be conducted in accordance with the Trust Agreement or the Governing Instrument, and the Delaware Act; and

         (vii) prior to the first issuance of trust preferred securities by the Trust, payment of the required consideration therefor has been made in accordance with the terms and conditions of the Governing Instrument and as described in the Prospectus, and the trust preferred securities of the Trust have been otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of the Trust and as described in the Prospectus.

         Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

         1. The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.
C. Section 3801, et seq. (the "Act"), and has the power and authority under the Trust Agreement and the Act to execute, deliver and file the Registration Statement.

         2. Upon completion of the Required Actions, the trust preferred securities of the Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

         3. Under the Delaware Act, except to the extent otherwise provided in the applicable Governing Instrument, the holders of trust preferred securities of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any holder of trust preferred securities who is, was or becomes a named trustee of the Trust.

                  The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

                  A. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended,
(ii) state securities or blue sky laws or (iii) laws, rules or regulations relating to the particular nature of the Trust's property.
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c/o Allied Waste North America, Inc.
December 3, 2002
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                  B. We have assumed (i) the valid existence of each party
(other than the Delaware Trustee and the Property Trustee) to the documents examined by us under the laws of the jurisdiction governing its organization,
(ii) that each party (other than the Delaware Trustee and Property Trustee) has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each party (other than the Delaware Trustee and Property Trustee) has duly authorized, executed and delivered the documents examined by us, (v) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (vi) that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property and (vii) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a trustee as required by the Act and the filing of documents with the Secretary of State) or employees in the State of Delaware.

                  C. The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable laws relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

                  D. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

                  E. We express no opinion as to the creation, attachment, perfection or priority of any mortgage or security interest or the nature or validity of title to any property.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of
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c/o Allied Waste North America, Inc.
December 3, 2002
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the Securities Act of 1933, as amended, or the rules and regulations of the
Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. Without our prior written consent, this opinion may not be relied upon by or furnished to any other person or entity for any other purpose.

                                        Very truly yours,

                                        DORSEY & WHITNEY LLP

                                        /s/        Craig A. Currie
                                        --------------------------
                                        Craig A. Currie